CSFB04-AR04_PRELIM - Price/Yield - I-A-2

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	2.478	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [1.5934%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%.

EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]%

RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-24	2.5003	2.5058	2.5081	2.5117	2.5142	2.5180	2.5249	2.5323	2.5404	2.5493
99-24+	2.4928	2.4976	2.4997	2.5029	2.5051	2.5085	2.5144	2.5209	2.5279	2.5357
99-25	2.4852	2.4895	2.4913	2.4941	2.4960	2.4989	2.5040	2.5096	2.5155	2.5220
99-25+	2.4777	2.4814	2.4829	2.4853	2.4869	2.4894	2.4936	2.4982	2.5031	2.5084
99-26	2.4702	2.4733	2.4745	2.4765	2.4778	2.4798	2.4832	2.4869	2.4907	2.4947
99-26+	2.4627	2.4652	2.4662	2.4677	2.4687	2.4702	2.4728	2.4755	2.4782	2.4811
99-27	2.4552	2.4570	2.4578	2.4589	2.4596	2.4607	2.4624	2.4642	2.4658	2.4675
99-27+	2.4477	2.4489	2.4494	2.4501	2.4505	2.4511	2.4520	2.4528	2.4534	2.4538
99-28	2.4402	2.4408	2.4410	2.4413	2.4415	2.4416	2.4417	2.4415	2.4410	2.4402
99-28+	2.4327	2.4327	2.4327	2.4325	2.4324	2.4321	2.4313	2.4301	2.4286	2.4266
99-29	2.4252	2.4246	2.4243	2.4237	2.4233	2.4225	2.4209	2.4188	2.4162	2.4130
99-29+	2.4177	2.4165	2.4159	2.4149	2.4142	2.4130	2.4105	2.4075	2.4038	2.3994
99-30	2.4102	2.4084	2.4075	2.4062	2.4051	2.4034	2.4001	2.3962	2.3914	2.3857
99-30+	2.4027	2.4003	2.3992	2.3974	2.3961	2.3939	2.3898	2.3848	2.3791	2.3721
99-31	2.3952	2.3922	2.3908	2.3886	2.3870	2.3844	2.3794	2.3735	2.3667	2.3585
99-31+	2.3877	2.3841	2.3825	2.3798	2.3779	2.3748	2.3690	2.3622	2.3543	2.3450
100-00	2.3802	2.3760	2.3741	2.3711	2.3689	2.3653	2.3586	2.3509	2.3419	2.3314

Spread @ Center Price	45.70	54.30	57.80	63.00	66.30	71.20	79.00	86.30	93.10	99.60
WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19
Principal Window	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR_1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT_1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.341	1.618	1.895	2.415	2.847	3.200

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE